ITEM 77D

POLICIES WITH RESPECT TO SECURITY INVESTMENTS

With respect to the percentage of assets in which the Fund may invest in the securities of any one issuer and with respect to investments insecurities of other investment companies, the Fund received an exemptive order (“Order”) from the U.S. Securities and Exchange Commission (“SEC”) dated February 3, 2015 under Section 12(d)(1)(J) of the Investment Company Act of 1940, as amended (the “1940 Act”), granting an exemption from Sections 12(d)(1)(A), (B), and (C) of the 1940 Act; under Sections 6(c) and 17(b) of the 1940 Act granting an exemption from Section 17(a) of the 1940 Act; and under Section 6(c) of the 1940 Act for an exemption from Rule 12d1-2(a) under the 1940 Act. The Order permits the Fund to acquire shares of certain registered investment companies, including business development companies, in excess of the limitations imposed by Section 12 under the 1940 Act, subject to conditions designed to limit the potential influence that the Fund may exercise over the underlying funds. A supplement to the prospectus and statement of additional information was filed with the SEC on February 9, 2015.